Exhibit 99.1
Bronco Drilling Company, Inc. Announces Fourth Quarter and Fiscal Year 2009 Results

OKLAHOMA CITY, March 9, 2010 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GS:BRNC), announced today financial and operational results for the three months and twelve months ended December 31, 2009.

Consolidated Results
Revenues for the fourth quarter of 2009 were $16.2 million compared to $16.2 million for the third quarter of 2009 and $76.0 million for the fourth quarter of 2008.  Net loss for the fourth quarter of 2009 was $6.1 million compared to a net loss of $42.7 million for the previous quarter and a net loss of $19.8 million for the fourth quarter of 2008. The Company’s fully diluted earnings per share for the quarter ended December 31, 2009, were a loss of $0.23 based on 26.7 million shares.

Revenues for the year ended December 31, 2009 were $110.5 million compared to $281.1 million for the year ended 2008.  Net loss for 2009 was $57.6 million compared to a net loss of $8.2 million for 2008. The Company generated adjusted EBITDA of $7.6 million in 2009 compared to adjusted EBITDA of $77.7 million for the previous year.  The Company’s fully diluted earnings per share for the year ended December 31, 2009, were a loss of $2.16 compared to a loss of $0.31 for 2008.

Land Drilling
Average operating land rigs for the fourth quarter of 2009 was 37 compared to 45 for the previous quarter and 43 for the fourth quarter of 2008.  Revenue days for the quarter increased to 1,049 from 980 for the previous quarter and decreased from 3,300 for the fourth quarter of 2008.  Utilization for the fourth quarter of 2009 was 31% compared to 23% for the previous quarter and decreased from 83% for the fourth quarter of 2008.  Average daily cash margin for our land drilling fleet for the quarter ended December 31, 2009 was $2,186 compared to $3,576 for the previous quarter and $9,087 for the fourth quarter of 2008.

Average operating land rigs for the year ended December 31, 2009 was flat at 44 compared to 2008.  Revenue days for 2009 decreased to 5,699 from 12,712 for the previous year.  Utilization for 2009 was 36% compared to 79% for 2008.  Average daily cash margins for our land drilling fleet for the year ended December 31, 2009 was $5,394 compared to $7,785 for 2008.

Well Servicing
Revenue hours for 2009 decreased to 11,386 from 91,591 for the previous year.  Utilization for 2009 was 17% compared to 68% for 2008.  As previously released, the Company temporarily suspended well servicing operations in June 2009.

About Bronco Drilling
Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services and workover services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	December 31,
	2009	2008
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$9,497	$26,676
Receivables
Trade and other, net of allowance for doubtful accounts of
$3,576 and $3,830 in 2009 and 2008, respectively	15,306	62,430
Affiliate receivables	9,620	3,387
Unbilled receivables	828	2,940
Income tax receivable	3,800	2,072
Current deferred income taxes	1,360	2,844
Current maturities of note receivable from affiliate	2,000	6,900
Prepaid expenses	666	572

Total current assets	43,077	107,821

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	440,760	512,158
Transportation, office and other equipment	42,354	43,912
	483,114	556,070
Less accumulated depreciation	145,918	123,915
	337,196	432,155

OTHER ASSETS
Note receivable from affiliate, less current maturities	517	3,451
Investment in Challenger	39,714	62,875
Investment in Bronco MX	21,407	-
Intangibles, net, and other	3,672	6,052
	65,310	72,378

	$445,583	$612,354

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,756	$18,473
Accrued liabilities	7,952	16,249
Current maturities of long-term debt	89	1,464

Total current liabilities	17,797	36,186

LONG-TERM DEBT, less current maturities and discount	51,814	116,083

WARRANT	2,829	-

DEFERRED INCOME TAXES	32,872	66,074

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 26,713 and 26,346 shares
issued and outstanding at December 31, 2009 and 2008	270	267

Additional paid-in capital	307,313	304,015

Accumulated other comprehensive income	538	-

Retained earnings	32,150	89,729
Total stockholders' equity	340,271	394,011

	$445,583	$612,354

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Years Ended December 31,
	2009	2008	2007

REVENUES
Contract drilling revenues, including 0%, 2% and 1%
to related parties	$106,738	$247,829	$276,088
Well service, including 0%,2% and 0%
to related parties	3,799	33,284	22,864
	110,537	281,113	298,952
EXPENSES
Contract drilling	75,996	148,866	153,797
Well service	4,267	24,478	14,299
Depreciation and amortization	45,674	50,388	44,241
General and administrative	19,777	33,771	22,690
Impairment of goodwill	-	24,328	-
Loss (gain) on Challenger transactions	-	(3,138)	-
Loss on Bronco MX transaction	23,705	-	-
	169,419	278,693	235,027

Income (loss) from operations	(58,882)	2,420	63,925

OTHER INCOME (EXPENSE)
Interest expense	(7,038)	(4,171)	(4,762)
Loss from early extinguishment of debt	(2,859)	(155)	-
Interest income	274	1,058	1,239
Equity in income (loss) of Challenger	(1,914)	2,186	-
Equity in income (loss) of Bronco MX	(588)	-	-
Impairment of investment in Challenger	(21,247)	(14,442)	-
Other	(284)	(300)	294
Change in fair value of warrant	1,850	-	-
	(31,806)	(15,824)	(3,229)
Income (loss) before income taxes	(90,688)	(13,404)	60,696
Income tax expense (benefit)	(33,109)	(5,161)	23,104

NET INCOME (LOSS)	$(57,579)	$(8,243)	$37,592

Income (loss) per common share-Basic	$(2.16)	$(0.31)	$1.45

Income (loss) per common share-Diluted	$(2.16)	$(0.31)	$1.44

Weighted average number of shares outstanding-Basic	26,651	26,293	25,996

Weighted average number of shares outstanding-Diluted	26,651	26,293	26,101

Bronco Drilling Company Inc.
Quarterly Results
Year Ended December 31, 2009
(Amounts in thousands except per share amounts)
(Unaudited)

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter (1)	Quarter
2009
Revenues	$50,605	$27,518	$16,233	$16,181
Income (loss) from operations	732	(8,865)	(39,248)	(11,501)
Income tax expense (benefit)	(11)	(4,108)	(25,115)	(3,875)
Net income (loss)	(1,709)	(7,158)	(42,654)	(6,058)
Income (loss) per share:
Basic	(0.06)	(0.27)	(1.60)	(0.23)
Diluted	(0.06)	(0.27)	(1.60)	(0.23)

(1)	Includes $21,247 of impairment to our Challenger investment and $23,964 loss on Bronco MX transaction.

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet, and adjusted EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense and depreciation, amortization and impairment, and divided by revenue days for the period.  Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense and depreciation, amortization and impairment. We have presented average daily cash margin, average hourly cash margin and adjusted EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin, and adjusted EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin nor adjusted EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and adjusted EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	December 31,		September 30,
	2009	2008	2009
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income:
Net income (loss)	$(6,058)	$(19,813)	$(42,654)
Well service revenue	-	(6,267)	-
Well service expense	252	5,255	443
Income tax expense (benefit)	(3,875)	(12,308)	(25,115)
Other expense	(1,568)	1,864	8,577
General and administrative	4,279	9,418	5,379
Depreciation and amortization	9,522	13,067	11,664
Impairment of goodwill	-	24,328	-
Impairment of investment in Challenger	-	14,442	21,247
Loss (gain) on Bronco MX Transaction	(259)	-	23,964

Drilling margin	2,293	29,986	3,505

Revenue days	1,049	3,300	980
			.
Average daily cash margin	$2,186	$9,087	$3,576

	December 31,
	2009	2008
	(Unaudited)
Reconciliation of average daily
cash margin to net income:
Net income (loss)	$(57,579)	$(8,243)
Gain on Challenger transactions	-	(3,138)
Well service revenue	(3,799)	(33,284)
Well service expense	4,267	24,478
Income tax expense (benefit)	(33,109)	(5,161)
Other expense	10,559	1,382
General and administrative	19,777	33,771
Depreciation and amortization	45,674	50,388
Impairment of goodwill	-	24,328
Impairment of investment in Challenger	21,247	14,442
Loss on Bronco MX Transaction	23,705	-

Drilling margin	30,742	98,963

Revenue days	5,699	12,712

Average daily cash margin	$5,394	$7,785

	Year Ended
	December 31,
	2009	2008
	(Unaudited)
Calculation of Adjusted EBITDA:
Net income (loss)	$(57,579)	$(8,243)
Interest expense	7,038	4,171
Income tax expense (benefit)	(33,109)	(5,161)
Depreciation and amortization	45,674	50,388
Impairment of goodwill	-	24,328
Impairment of investment in Challenger	21,247	14,442
Loss on Bronco MX Transaction	23,705	-
Equity in loss (income) of Challenger	1,914	(2,186)
Equity in loss of Bronco MX	588	-
Change in fair value of warrant	(1,850)	-

Adjusted EBITDA	$7,628	$77,739

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com